Exhibit 5.1

New Century Logistics (BVI) Limited	D: +44 1534 514307
Vistra Corporate Services Centre	E: marie-claire.fudge@ogier.com
Wickhams Cay II
Road Town, Tortola
British Virgin Islands VG1110	Ref: SIS/MCF/BUR/504985.00003

18 April 2025

Dear Sirs

New Century Logistics (BVI) Limited (the Company)

We are providing this opinion in connection with the registration statement on Form S-8 dated 18 April 2025, including all amendments or supplements to such form filed with the Securities and Exchange Commission (Commission) under the United States Securities Act of 1933, as amended (Act) (the Registration Statement), related to (i) the adoption of a 2025 equity incentive plan (the Equity Incentive Plan) by the Company and (ii) the offering and issue by the Company of an aggregate of up to 4,100,000 ordinary shares of no par value (Ordinary Shares) (the Shares) as part of the Equity Incentive Plan.

1	Documents Reviewed

In preparing this opinion, we have reviewed copies of the following documents:

(a)	the Registration Statement;

(b)

(i)	the constitutional documents and public records of the Company obtained from the Registry of Corporate Affairs in the British Virgin Islands on 8 April 2025;

(ii)	the public information revealed from searches (the Court Searches) of the electronic records of the Civil Division and the Commercial Division of the Registry of the High Court and of the Court of Appeal (Virgin Islands) Register, each from 1 January 2000, as maintained on the Judicial Enforcement Management System (JEMS) by the Registry of the High Court of the Virgin Islands on 8 April 2025,

(each of the searches in (b)(i) and (ii) together as updated on 17 April 2025 (the Public Records);

(c)	a registered agent’s certificate issued by the Company’s registered agent dated 24 February 2025 (the Registered Agent’s Certificate);

Ogier

Ritter House, Wickhams Cay II

PO Box 3170

Road Town, Tortola

British Virgin Islands

VG1110

T +1 284 852 7300
F +1 284 852 7450
ogier.com	A list of Partners may be inspected on our
website

(d)	written resolutions of the board of directors of the Company passed on 17 April 2025 (the Director Resolutions); and

(e)	copies of such of those documents which are referred to as having been reviewed by the directors in the Director Resolutions and such other documents as are, in each and in our judgment, necessary to enable us to render the opinions expressed below.

We have not made any enquiries or undertaken any searches concerning, and have not examined any other documents entered into by or affecting the Company or any other person, save for the examinations referred to in paragraph 1 above. In particular, but without limitation, we have not examined any documents referred to within the Registration Statement save as expressly referred to above and our opinion is limited accordingly.

2	Assumptions

This opinion is given only as to the circumstances existing on the date hereof and as to British Virgin Islands law in force on this date. We have relied on the documents referred to in paragraph 1 without further enquiry and upon the following assumptions, which we have not independently verified:

(a)	copies of documents or records provided to us are true and complete copies of, or in the final forms or, the originals which are authentic and complete, and translations of documents provided to us are complete and accurate;

(b)	all signatures and seals on all documents are genuine and authentic and in particular that any signatures on the documents we have reviewed are the true signatures of the persons authorized to execute the same;

(c)	the Director Resolutions remain in full force and effect;

(d)	the accuracy and completeness of the Registered Agent’s Certificate as at the date thereof;

(e)	the information and documents disclosed by the searches of the Public Records was and is accurate, up-to-date and remains unchanged as at the date hereof and there is no information or document which has been delivered for registration by any party (other than the Company), or which is required by the laws of the British Virgin Islands to be delivered for registration by any party (other than the Company), which was not included and available for inspection in the Public Records;

(f)	if an obligation is to be performed in a jurisdiction outside the British Virgin Islands, its performance will not be contrary to an official directive or impossible or illegal under the laws of that jurisdiction;

(g)	there is nothing under any law (other than the laws of the British Virgin Islands) which would or might affect the opinions set out below. Specifically, we have made no independent investigation of the laws of the State of New York;

(h)	the adoption of the Equity Incentive Plan and issue of the Shares will be of commercial benefit to the Company;

(i)	that no other event occurs after the date hereof which would affect the opinions herein stated;

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(j)	no invitation has been or will be made by or on behalf of the Company to the public in the British Virgin Islands to purchase any of the Shares;

(k)	the subscription price of the Shares will be fully paid in cash or other consideration approved by the board of directors of the Company in accordance with the BVI Business Companies Act, 2004 (as amended) (the BCA); and

(l)	at the time of issue of the Shares, the Company will continue to have a sufficient number authorized but unissued shares to permit the issue of the Shares in full.

3	Opinion

Based upon the foregoing, and subject to the qualifications expressed below, we are of the opinion that:-

(a)	The Company is a company duly incorporated with limited liability under the BCA and validly existing in good standing under the laws of the British Virgin Islands. It is a separate legal entity and is subject to suit in its own name.

(b)	The Company has the capacity and power to exercise its rights and perform its obligations under and as described in the Registration Statement.

(c)	The board of directors of the Company has taken all necessary corporate action to approve the Equity Incentive Plan and the issue of the Shares thereunder.

(d)	The performance of the Company’s obligations under the Registration Statement do not and will not conflict with or result in any breach of:

(i)	the Memorandum and Articles of Association of the Company; or

(ii)	any law of the British Virgin Islands applicable to the Company.

(e)	There were no actions pending against the Company based on our search of each of the Civil Index Book and the Commercial Book maintained by the British Virgin Islands High Court Registry as referred to at 1(b)(ii) above.

(f)	On the basis of our review of the Public Records, no currently valid order or resolution for the winding-up of the Company and no current notice of appointment of a receiver in the British Virgin Islands over the Company, or any of its assets, appears on the records maintained in respect of the Company. It is a requirement under section 118 of the Insolvency Act 2003 that notice of appointment of a receiver be registered with the Registry of Corporate Affairs, however, it should be noted that failure to file a notice of appointment of a receiver does not invalidate the receivership but gives rise to penalties on the part of the receiver.

4	Limitations

We offer no opinion:

(a)	in relation to the laws of any jurisdiction other than the British Virgin Islands (and we have not made any investigation into such laws);

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(b)	in relation to any representation or warranty made or given by the Company in the Registration Statement; or

(c)	as to the commerciality of the transactions envisaged in the Registration Statement or, save as expressly stated in this opinion, whether the Registration Statement and the transaction envisaged therein achieve the commercial, tax, legal, regulatory or other aims of the parties to the Registration Statement.

5	Governing Law and Reliance

This opinion shall be governed by and construed in accordance with the laws of the British Virgin Islands and is limited to the matters expressly stated herein. This opinion is confined to and given on the basis of the laws and practice in the British Virgin Islands at the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the “Legal Matters” sections of the prospectus included in the Registration Statement. In the giving of our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Yours faithfully

Ogier

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